Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street
Rockland, Ma. 02370

INDEPENDENT BANK CORP. REPORTS SECOND QUARTER NET INCOME OF $51.3 MILLION
Solid performance marked by higher revenues and strong deposit generation

Rockland, Massachusetts (July 18, 2024) - Independent Bank Corp. (Nasdaq Global Select Market: INDB), parent of Rockland Trust Company, today announced 2024 second quarter net income of $51.3 million, or $1.21 per diluted share, compared to 2024 first quarter net income of $47.8 million, or $1.12 per diluted share.

The Company generated a return on average assets of 1.07% and a return on average common equity of 7.10% for the second quarter of 2024, as compared to 1.00% and 6.63%, respectively, for the prior quarter.

“Our second quarter results reflect positive momentum in all of the core components that drive the Company’s financial performance. Despite persistent uncertainty in the broader macroeconomic environment, our colleagues’ steadfast focus on each relationship remains the backbone of our success,” said Jeffrey Tengel, the Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company.

BALANCE SHEET

Total assets of $19.4 billion at June 30, 2024 increased $86.4 million, or 0.4%, from the prior quarter and reflect a healthy remix of assets from securities into loans when compared to June 30, 2023 levels.

Total loans at June 30, 2024 of $14.4 billion increased by $70.3 million, or 0.5% (2.0% annualized), compared to the prior quarter level. On the commercial side, loan growth was primarily driven by an increase in the commercial and industrial portfolio, an area of increased emphasis, which increased $22.7 million, or 1.4% (5.8% annualized), while the combined commercial real estate and construction loans outstanding were essentially flat. Commercial loan pipelines remained healthy at quarter end. The small business portfolio also continued its steady growth, rising by 2.9% during the second quarter of 2024, while the total consumer portfolio increased $39.2 million, or 1.1% (4.4% annualized) from the prior quarter, reflecting strong overall closing activity and increased home equity utilization.

Deposit balances rose to $15.4 billion at June 30, 2024, representing growth of $366.4 million, or 2.4%, from March 31, 2024. This increase was experienced across all segments, with municipal deposits comprising the majority of the growth. Though some level of product remixing persists, overall core deposits represented 81.9% of total deposits at June 30, 2024, as compared to 83.2% at March 31, 2024, with total noninterest bearing demand deposits comprising 28.7% of total deposits at June 30, 2024, versus 29.7% at March 31, 2024. The total cost of deposits for the second quarter increased 17 basis points to 1.65% compared to the prior quarter.

In conjunction with deposit growth during the quarter, total borrowings declined by $332.0 million, or 32.4%, during the second quarter of 2024, driven by a reduction in Federal Home Loan Bank (“FHLB”)

borrowings. The overall cost of funding increased 8 basis points as compared to 23 basis points in the prior quarter, as ongoing increases in deposit costs were mitigated by reductions in wholesale borrowing costs.

The securities portfolio decreased by $80.0 million, or 2.8%, compared to March 31, 2024, driven primarily by paydowns and maturities, offset in part by unrealized gains of $5.4 million in the available for sale portfolio. Total securities represented 14.2% of total assets at June 30, 2024, as compared to 14.7% at March 31, 2024.

Stockholders’ equity at June 30, 2024 increased $35.0 million, or 1.2%, compared to March 31, 2024, driven primarily by strong earnings retention as well as unrealized gains on the available for sale investment securities portfolio included in other comprehensive income. The Company’s ratio of common equity to assets of 15.04% at June 30, 2024 represented an increase of 12 basis points from March 31, 2024 and an increase of 32 basis points from June 30, 2023. The Company’s book value per share increased by $0.80, or 1.2%, to $68.74 at June 30, 2024 as compared to the prior quarter. The Company’s tangible book value per share at June 30, 2024 rose by $0.85, or 1.9%, from the prior quarter to $45.19, and has grown by 7.9% from the year ago period. The Company’s ratio of tangible common equity to tangible assets of 10.42% at June 30, 2024 represented an increase of 15 basis points from the prior quarter and an increase of 37 basis points from the year ago period. Please refer to Appendix A for a detailed reconciliation of Non-GAAP balance sheet metrics.

NET INTEREST INCOME

Net interest income for the second quarter of 2024 increased slightly to $137.9 million as compared to $137.4 million for the prior quarter, due to modest loan growth and a slightly improved net interest margin. The net interest margin of 3.25% increased 2 basis points when compared to the prior quarter, driven primarily by higher loan yields, securities cash flow deployment, and maturing loan hedges, offset by increased funding costs.

NONINTEREST INCOME

Noninterest income of $32.3 million for the second quarter of 2024 represented an increase of $2.4 million, or 8.0%, as compared to the prior quarter. Significant changes in noninterest income for the second quarter of 2024 compared to the prior quarter included the following:

•Interchange and ATM fees increased by $301,000, or 6.8%, driven by increased transaction volume during the second quarter of 2024.

•Investment management and advisory income increased by $1.0 million, or 10.5%, primarily driven by seasonal tax preparation fees and insurance commissions, as well as an increase in total assets under administration, which rose by $66.6 million, or 1.0%, to a record level of $6.9 billion at June 30, 2024.

•Mortgage banking income grew by $524,000, or 65.8%, driven primarily by a higher volume of sold originations during the quarter.

•The Company received proceeds on life insurance policies resulting in a gain of $263,000 during the first quarter of 2024, while no such gains were recognized during the second quarter of 2024.

•Loan level derivative income rose by $393,000, reflecting an increase from lower prior quarter levels.

•Other noninterest income increased by $210,000, or 3.4%, driven primarily by outsized loan fees and FHLB dividend income, partially offset by reduced gains on equity securities.

NONINTEREST EXPENSE

Noninterest expense of $99.6 million for the second quarter of 2024 represented a decrease of $273,000, or 0.3%, as compared to the prior quarter. Significant changes in noninterest expense for the second quarter compared to the prior quarter included the following:

•Salaries and employee benefits were essentially flat as compared to the prior quarter, as increased commissions, equity compensation and medical plan insurance were offset by an outsized benefit related to the valuation of the Company’s split-dollar bank-owned life insurance policies.

•Occupancy and equipment expenses decreased by $995,000, or 7.4%, due mainly to seasonal decreases in snow removal and utilities costs.

•FDIC assessment decreased $288,000, or 9.7%, from the prior quarter, driven primarily by the FDIC special assessment recognized by the Company.

•Other noninterest expense increased by $1.1 million, or 4.6%, due primarily to increases in advertising costs, director equity compensation granted during the quarter, professional fees, and subscriptions, partially offset by decreased debit card expenses and card issuance costs.

The Company’s tax rate for the second quarter of 2024 decreased to 22.69%, compared to 23.56% for the prior quarter, primarily due to the timing of discrete items.

ASSET QUALITY

The second quarter provision for credit losses was $4.3 million as compared to $5.0 million for the first quarter of 2024 and was largely attributable to specific reserve allocations on existing nonperforming loans. Net charge-offs remained minimal at $339,000 for the second quarter of 2024, as compared to $274,000 for the prior quarter, representing 0.01% of average loans annualized for each respective quarter. Nonperforming loans also stayed relatively flat at $57.5 million at June 30, 2024, as compared to $56.9 million at March 31, 2024 and represented 0.40% of total loans at each respective period. Delinquencies as a percentage of total loans decreased 15 basis points from the prior quarter to 0.37% at June 30, 2024.

The allowance for credit losses on total loans increased to $150.9 million at June 30, 2024 compared to $146.9 million at March 31, 2024, and represented 1.05% and 1.03% of total loans, at June 30, 2024 and March 31, 2024, respectively.

CONFERENCE CALL INFORMATION

Jeffrey Tengel, Chief Executive Officer, and Mark Ruggiero, Chief Financial Officer and Executive Vice President of Consumer Lending, will host a conference call to discuss second quarter earnings at 10:00 a.m. Eastern Time on Friday, July 19, 2024. Internet access to the call is available on the Company’s website at https://INDB.RocklandTrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Conference Number: 3664959 and will be available through July 26, 2024. Additionally, a webcast replay will be available on the Company’s website until July 19, 2025.

ABOUT INDEPENDENT BANK CORP.

    Independent Bank Corp. (NASDAQ Global Select Market: INDB) is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. With retail branches in Eastern Massachusetts and Worcester County as well as commercial banking and investment management offices in Massachusetts and Rhode Island, Rockland Trust offers a wide range of banking, investment, and insurance services to individuals, families, and businesses. The Bank also offers a full suite of mobile, online, and telephone banking services. Rockland Trust is an FDIC member and an Equal Housing Lender.
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•adverse economic conditions in the regional and local economies within the New England region and the Company’s market area;
•events impacting the financial services industry, including high profile bank failures, and any resulting decreased confidence in banks among depositors, investors, and other counterparties, as well as competition for deposits, significant disruption, volatility and depressed valuations of equity and other securities of banks in the capital markets;
•the effects to the Company of an increasingly competitive labor market, including the possibility that the Company will have to devote significant resources to attract and retain qualified personnel;
•the instability or volatility in financial markets and unfavorable domestic or global general economic, political or business conditions, whether caused by geopolitical concerns, including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas and the possible expansion of such conflicts, changes in U.S. and international trade policies, or other factors, and the potential impact of such factors on the Company and its customers, including the potential for decreases in deposits and loan demand, unanticipated loan delinquencies, loss of collateral and decreased service revenues;
•unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on the Company’s local economies or the Company's business caused by adverse weather conditions and natural disasters, changes in climate, public health crises or other external events and any actions taken by governmental authorities in response to any such events;
•adverse changes or volatility in the local real estate market;
•changes in interest rates and any resulting impact on interest earning assets and/or interest bearing liabilities, the level of voluntary prepayments on loans and the receipt of payments on mortgage-backed securities, decreased loan demand or increased difficulty in the ability of borrowers to repay variable rate loans;
•acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;
•the effect of laws, regulations, new requirements or expectations, or additional regulatory oversight in the highly regulated financial services industry, including as a result of intensified regulatory scrutiny in the aftermath of recent bank failures and the resulting need to invest in technology to meet heightened regulatory expectations, increased costs of compliance or required adjustments to strategy;
•changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;
•higher than expected tax expense, including as a result of failure to comply with general tax laws and changes in tax laws;
•increased competition in the Company’s market areas, including competition that could impact deposit gathering, retention of deposits and the cost of deposits, increased competition due to the demand for innovative products and service offerings, and competition from non-depository institutions which may be subject to fewer regulatory constraints and lower cost structures;
•a deterioration in the conditions of the securities markets;
•a deterioration of the credit rating for U.S. long-term sovereign debt or uncertainties surrounding the federal budget;
•inability to adapt to changes in information technology, including changes to industry accepted delivery models driven by a migration to the internet as a means of service delivery, including any inability to effectively implement new technology-driven products, such as artificial intelligence;
•electronic or other fraudulent activity within the financial services industry, especially in the commercial banking sector;
•adverse changes in consumer spending and savings habits;

•the effect of laws and regulations regarding the financial services industry, including the need to invest in technology to meet heightened regulatory expectations or introduction of new requirements or expectations resulting in increased costs of compliance or required adjustments to strategy;
•changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business and the associated costs of such changes;
•the Company’s potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions;
•changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters;
•operational risks related to cyber threats, attacks, intrusions, and fraud which could lead to interruptions or disruptions of the Company’s operating systems, including systems that are customer facing, and adversely impact the Company’s business;
•any unexpected material adverse changes in the Company’s operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

    This press release and the appendices attached to it contain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information may include operating net income and operating earnings per share (“EPS”), operating return on average assets, operating return on average common equity, operating return on average tangible common equity, core net interest margin (“core margin”), tangible book value per share and the tangible common equity ratio.

Management reviews its core margin to determine any items that may impact the net interest margin that may be one-time in nature or not reflective of its core operating environment, such as significant purchase accounting adjustments or other adjustments such as nonaccrual interest reversals/recoveries and prepayment penalties. Management believes that adjusting for these items to arrive at a core margin provides additional insight into the operating environment and how management decisions impact the net interest margin.

    Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing stockholders’ equity less goodwill and identifiable intangible assets, or “tangible common equity,” by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by “tangible assets,” defined as total assets less goodwill and other intangibles), and return on average tangible common equity (which is computed by dividing net income by average tangible common equity). The Company has included information on tangible book value per share, the tangible common equity ratio and return on average tangible common equity because management believes that investors may find it useful to have access to the same analytical tools used by management.  As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles.  Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

    These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating net income, operating EPS, operating return on average assets, operating return on average common equity, core margin, tangible book value per share and the tangible common equity ratio, are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Contacts:

Jeffrey Tengel
President and Chief Executive Officer
(781) 982-6144

Mark J. Ruggiero
Chief Financial Officer and
Executive Vice President of Consumer Lending
(781) 982-6281

Category: Earnings Releases

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEETS
(Unaudited, dollars in thousands)				% Change	% Change
	June 30 2024	March 31 2024	June 30 2023	Jun 2024 vs.	Jun 2024 vs.
				Mar 2024	Jun 2023
Assets
Cash and due from banks	$192,845	$165,331	$181,810	16.64%	6.07%
Interest-earning deposits with banks	121,036	55,985	126,454	116.19%	(4.28)%
Securities
Trading	4,384	4,759	4,477	(7.88)%	(2.08)%
Equities	21,028	22,858	21,800	(8.01)%	(3.54)%
Available for sale	1,220,656	1,272,831	1,372,903	(4.10)%	(11.09)%
Held to maturity	1,519,655	1,545,267	1,623,892	(1.66)%	(6.42)%
Total securities	2,765,723	2,845,715	3,023,072	(2.81)%	(8.51)%
Loans held for sale	17,850	11,340	6,577	57.41%	171.40%
Loans
Commercial and industrial	1,602,752	1,580,041	1,723,219	1.44%	(6.99)%
Commercial real estate	8,151,805	8,108,836	7,812,796	0.53%	4.34%
Commercial construction	786,743	828,900	1,022,796	(5.09)%	(23.08)%
Small business	269,270	261,690	237,092	2.90%	13.57%
Total commercial	10,810,570	10,779,467	10,795,903	0.29%	0.14%
Residential real estate	2,439,646	2,420,705	2,221,284	0.78%	9.83%
Home equity - first position	504,403	507,356	546,240	(0.58)%	(7.66)%
Home equity - subordinate positions	612,404	593,230	549,158	3.23%	11.52%
Total consumer real estate	3,556,453	3,521,291	3,316,682	1.00%	7.23%
Other consumer	33,919	29,836	27,326	13.68%	24.13%
Total loans	14,400,942	14,330,594	14,139,911	0.49%	1.85%
Less: allowance for credit losses	(150,859)	(146,948)	(140,647)	2.66%	7.26%
Net loans	14,250,083	14,183,646	13,999,264	0.47%	1.79%
Federal Home Loan Bank stock	32,738	46,304	39,488	(29.30)%	(17.09)%
Bank premises and equipment, net	191,303	192,563	193,642	(0.65)%	(1.21)%
Goodwill	985,072	985,072	985,072	—%	—%
Other intangible assets	15,161	16,626	21,537	(8.81)%	(29.60)%
Cash surrender value of life insurance policies	300,111	298,352	296,687	0.59%	1.15%
Other assets	539,115	523,679	527,328	2.95%	2.24%
Total assets	$19,411,037	$19,324,613	$19,400,931	0.45%	0.05%
Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing demand deposits	$4,418,891	$4,469,820	$4,861,092	(1.14)%	(9.10)%
Savings and interest checking	5,241,154	5,196,195	5,525,223	0.87%	(5.14)%
Money market	3,058,109	2,944,221	3,065,520	3.87%	(0.24)%
Time certificates of deposit	2,691,433	2,432,985	1,796,216	10.62%	49.84%
Total deposits	15,409,587	15,043,221	15,248,051	2.44%	1.06%
Borrowings
Federal Home Loan Bank borrowings	630,527	962,535	788,479	(34.49)%	(20.03)%
Junior subordinated debentures, net	62,859	62,858	62,857	—%	—%
Subordinated debentures, net	—	—	49,933	nm	(100.00)%
Total borrowings	693,386	1,025,393	901,269	(32.38)%	(23.07)%
Total deposits and borrowings	16,102,973	16,068,614	16,149,320	0.21%	(0.29)%
Other liabilities	388,815	371,791	396,697	4.58%	(1.99)%
Total liabilities	16,491,788	16,440,405	16,546,017	0.31%	(0.33)%
Stockholders’ equity
Common stock	423	422	440	0.24%	(3.86)%
Additional paid in capital	1,904,869	1,902,063	1,997,674	0.15%	(4.65)%

Retained earnings	1,128,182	1,101,061	1,009,735	2.46%	11.73%
Accumulated other comprehensive loss, net of tax	(114,225)	(119,338)	(152,935)	(4.28)%	(25.31)%
Total stockholders' equity	2,919,249	2,884,208	2,854,914	1.21%	2.25%
Total liabilities and stockholders’ equity	$19,411,037	$19,324,613	$19,400,931	0.45%	0.05%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Three Months Ended
				% Change	% Change
	June 30 2024	March 31 2024	June 30 2023	Jun 2024 vs.	Jun 2024 vs.
				Mar 2024	Jun 2023
Interest income
Interest on federal funds sold and short-term investments	$397	$483	$3,312	(17.81)%	(88.01)%
Interest and dividends on securities	13,994	14,232	15,583	(1.67)%	(10.20)%
Interest and fees on loans	197,274	193,226	179,759	2.09%	9.74%
Interest on loans held for sale	199	104	39	91.35%	410.26%
Total interest income	211,864	208,045	198,693	1.84%	6.63%
Interest expense
Interest on deposits	61,469	54,320	31,909	13.16%	92.64%
Interest on borrowings	12,469	16,286	14,238	(23.44)%	(12.42)%
Total interest expense	73,938	70,606	46,147	4.72%	60.22%
Net interest income	137,926	137,439	152,546	0.35%	(9.58)%
Provision for credit losses	4,250	5,000	5,000	(15.00)%	(15.00)%
Net interest income after provision for credit losses	133,676	132,439	147,546	0.93%	(9.40)%
Noninterest income
Deposit account fees	6,332	6,228	5,508	1.67%	14.96%
Interchange and ATM fees	4,753	4,452	4,478	6.76%	6.14%
Investment management and advisory	10,987	9,941	10,348	10.52%	6.18%
Mortgage banking income	1,320	796	670	65.83%	97.01%
Increase in cash surrender value of life insurance policies	2,000	1,928	1,940	3.73%	3.09%
Gain on life insurance benefits	—	263	176	(100.00)%	(100.00)%
Loan level derivative income	473	80	1,275	491.25%	(62.90)%
Other noninterest income	6,465	6,255	6,362	3.36%	1.62%
Total noninterest income	32,330	29,943	30,757	7.97%	5.11%
Noninterest expenses
Salaries and employee benefits	57,162	57,174	53,975	(0.02)%	5.90%
Occupancy and equipment expenses	12,472	13,467	12,385	(7.39)%	0.70%
Data processing and facilities management	2,405	2,483	2,530	(3.14)%	(4.94)%
FDIC assessment	2,694	2,982	2,674	(9.66)%	0.75%
Other noninterest expenses	24,881	23,781	23,991	4.63%	3.71%
Total noninterest expenses	99,614	99,887	95,555	(0.27)%	4.25%
Income before income taxes	66,392	62,495	82,748	6.24%	(19.77)%
Provision for income taxes	15,062	14,725	20,104	2.29%	(25.08)%
Net Income	$51,330	$47,770	$62,644	7.45%	(18.06)%

Weighted average common shares (basic)	42,468,658	42,553,714	44,129,152
Common share equivalents	4,308	12,876	7,573
Weighted average common shares (diluted)	42,472,966	42,566,590	44,136,725

Basic earnings per share	$1.21	$1.12	$1.42	8.04%	(14.79)%
Diluted earnings per share	$1.21	$1.12	$1.42	8.04%	(14.79)%

Performance ratios
Net interest margin (FTE)	3.25%	3.23%	3.54%
Return on average assets (calculated by dividing net income by average assets) (GAAP)	1.07%	1.00%	1.29%
Return on average common equity (calculated by dividing net income by average common equity) (GAAP)	7.10%	6.63%	8.78%
Return on average tangible common equity (Non-GAAP) (calculated by dividing net income by average tangible common equity)	10.83%	10.15%	13.54%
Noninterest income as a % of total revenue (calculated by dividing total noninterest income by net interest income plus total noninterest income)	18.99%	17.89%	16.78%
Efficiency ratio (calculated by dividing total noninterest expense by total revenue)	58.51%	59.68%	52.13%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Six Months Ended
			% Change
	June 30 2024	June 30 2023	Jun 2024 vs.
			Jun 2023

Interest income
Interest on federal funds sold and short-term investments	$880	$3,977	(77.87)%
Interest and dividends on securities	28,226	30,893	(8.63)%
Interest and fees on loans	390,500	350,685	11.35%
Interest on loans held for sale	303	73	315.07%
Total interest income	419,909	385,628	8.89%
Interest expense
Interest on deposits	115,789	54,584	112.13%
Interest on borrowings	28,755	19,500	47.46%
Total interest expense	144,544	74,084	95.11%
Net interest income	275,365	311,544	(11.61)%
Provision for credit losses	9,250	12,250	(24.49)%
Net interest income after provision for credit losses	266,115	299,294	(11.09)%
Noninterest income
Deposit account fees	12,560	11,424	9.94%
Interchange and ATM fees	9,205	8,662	6.27%
Investment management and advisory	20,928	20,127	3.98%
Mortgage banking income	2,116	978	116.36%
Increase in cash surrender value of life insurance policies	3,928	3,794	3.53%
Gain on life insurance benefits	263	187	40.64%
Loan level derivative income	553	1,683	(67.14)%
Other noninterest income	12,720	12,144	4.74%
Total noninterest income	62,273	58,999	5.55%
Noninterest expenses
Salaries and employee benefits	114,336	110,950	3.05%
Occupancy and equipment expenses	25,939	25,207	2.90%
Data processing and facilities management	4,888	5,057	(3.34)%
FDIC assessment	5,676	5,284	7.42%
Other noninterest expenses	48,662	47,718	1.98%
Total noninterest expenses	199,501	194,216	2.72%
Income before income taxes	128,887	164,077	(21.45)%
Provision for income taxes	29,787	40,186	(25.88)%
Net Income	$99,100	$123,891	(20.01)%

Weighted average common shares (basic)	42,511,186	44,564,209

Common share equivalents	8,592	13,568
Weighted average common shares (diluted)	42,519,778	44,577,777

Basic earnings per share	$2.33	$2.78	(16.19)%
Diluted earnings per share	$2.33	$2.78	(16.19)%

Performance ratios
Net interest margin (FTE)	3.24%	3.67%
Return on average assets (GAAP) (calculated by dividing net income by average assets)	1.03%	1.29%
Return on average common equity (GAAP) (calculated by dividing net income by average common equity)	6.87%	8.70%
Return on average tangible common equity (Non-GAAP) (calculated by dividing net income by average tangible common equity)	10.49%	13.42%
Noninterest income as a % of total revenue (calculated by dividing total noninterest income by net interest income plus total noninterest income)	18.44%	15.92%
Efficiency ratio (GAAP) (calculated by dividing total noninterest expense by total revenue)	59.09%	52.41%

nm = not meaningful

ASSET QUALITY
(Unaudited, dollars in thousands)	Nonperforming Assets At
	June 30 2024	March 31 2024	June 30 2023
Nonperforming loans
Commercial & industrial loans	$17,793	$17,640	$3,235
Commercial real estate loans	23,479	24,213	29,910
Small business loans	437	316	348
Residential real estate loans	10,629	9,947	8,179
Home equity	5,090	4,805	3,944
Other consumer	23	20	86
Total nonperforming loans	57,451	56,941	45,702
Other real estate owned	110	110	110
Total nonperforming assets	$57,561	$57,051	$45,812

Nonperforming loans/gross loans	0.40%	0.40%	0.32%
Nonperforming assets/total assets	0.30%	0.30%	0.24%
Allowance for credit losses/nonperforming loans	262.59%	258.07%	307.75%
Allowance for credit losses/total loans	1.05%	1.03%	0.99%
Delinquent loans/total loans	0.37%	0.52%	0.30%

	Nonperforming Assets Reconciliation for the Three Months Ended
	June 30 2024	March 31 2024	June 30 2023

Nonperforming assets beginning balance	$57,051	$54,493	$56,235
New to nonperforming	6,201	19,258	18,018
Loans charged-off	(808)	(881)	(23,767)
Loans paid-off	(3,458)	(6,982)	(3,984)
Loans restored to performing status	(1,429)	(8,855)	(680)
Other	4	18	(10)
Nonperforming assets ending balance	$57,561	$57,051	$45,812

	Net Charge-Offs (Recoveries)
	Three Months Ended			Six Months Ended
	June 30 2024	March 31 2024	June 30 2023	June 30 2024	June 30 2023
Net charge-offs (recoveries)
Commercial and industrial loans	$(2)	$(85)	$23,174	$(87)	$23,450
Commercial real estate loans	—	—	—	—	—
Small business loans	48	70	51	118	48
Home equity	(137)	(133)	(10)	(270)	(26)
Other consumer	430	422	269	852	550
Total net charge-offs	$339	$274	$23,484	$613	$24,022

Net charge-offs to average loans (annualized)	0.01%	0.01%	0.67%	0.01%	0.35%

BALANCE SHEET AND CAPITAL RATIOS
	June 30 2024	March 31 2024	June 30 2023
Gross loans/total deposits	93.45%	95.26%	92.73%
Common equity tier 1 capital ratio (1)	14.42%	14.16%	14.06%
Tier 1 leverage capital ratio (1)	11.09%	10.95%	10.85%
Common equity to assets ratio GAAP	15.04%	14.92%	14.72%
Tangible common equity to tangible assets ratio (2)	10.42%	10.27%	10.05%
Book value per share GAAP	$68.74	$67.94	$64.69
Tangible book value per share (2)	$45.19	$44.34	$41.88
(1) Estimated number for June 30, 2024.
(2) See Appendix A for detailed reconciliation from GAAP to Non-GAAP ratios.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited, dollars in thousands)	Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate
Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$47,598	$397	3.35%	$50,583	$483	3.84%	$270,443	$3,312	4.91%
Securities
Securities - trading	4,739	—	—%	4,779	—	—%	4,487	—	—%
Securities - taxable investments	2,793,145	13,992	2.01%	2,867,460	14,231	2.00%	3,071,752	15,581	2.03%
Securities - nontaxable investments (1)	189	2	4.26%	190	2	4.23%	191	2	4.20%
Total securities	$2,798,073	$13,994	2.01%	$2,872,429	$14,233	1.99%	$3,076,430	$15,583	2.03%
Loans held for sale	12,610	199	6.35%	7,095	104	5.90%	2,977	39	5.25%
Loans
Commercial and industrial (1)	1,583,858	28,305	7.19%	1,559,978	27,629	7.12%	1,686,348	29,451	7.00%
Commercial real estate (1)	8,112,683	104,449	5.18%	8,110,813	102,054	5.06%	7,803,702	91,813	4.72%
Commercial construction	834,876	15,451	7.44%	842,480	15,421	7.36%	1,044,650	17,212	6.61%
Small business	265,273	4,376	6.63%	257,022	4,160	6.51%	230,371	3,501	6.10%
Total commercial	10,796,690	152,581	5.68%	10,770,293	149,264	5.57%	10,765,071	141,977	5.29%
Residential real estate	2,427,635	26,472	4.39%	2,418,617	26,083	4.34%	2,153,563	20,943	3.90%
Home equity	1,109,979	18,826	6.82%	1,094,856	18,444	6.78%	1,094,329	17,394	6.38%
Total consumer real estate	3,537,614	45,298	5.15%	3,513,473	44,527	5.10%	3,247,892	38,337	4.73%
Other consumer	31,019	593	7.69%	30,669	609	7.99%	28,863	566	7.87%
Total loans	$14,365,323	$198,472	5.56%	$14,314,435	$194,400	5.46%	$14,041,826	$180,880	5.17%
Total interest-earning assets	$17,223,604	$213,062	4.98%	$17,244,542	$209,220	4.88%	$17,391,676	$199,814	4.61%
Cash and due from banks	178,558			177,506			178,707
Federal Home Loan Bank stock	41,110			47,203			44,619
Other assets	1,876,081			1,809,640			1,826,879
Total assets	$19,319,353			$19,278,891			$19,441,881
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$5,166,340	$16,329	1.27%	$5,165,866	$14,856	1.16%	$5,512,995	$9,425	0.69%
Money market	2,909,503	17,409	2.41%	2,844,014	15,991	2.26%	3,044,486	12,331	1.62%
Time deposits	2,579,336	27,731	4.32%	2,297,219	23,473	4.11%	1,630,015	10,153	2.50%
Total interest-bearing deposits	$10,655,179	$61,469	2.32%	$10,307,099	$54,320	2.12%	$10,187,496	$31,909	1.26%
Borrowings
Federal Home Loan Bank borrowings	957,268	11,329	4.76%	1,185,296	14,631	4.96%	1,068,585	12,576	4.72%
Junior subordinated debentures	62,859	1,140	7.29%	62,858	1,147	7.34%	62,856	1,044	6.66%
Subordinated debentures	—	—	—%	40,651	508	5.03%	49,921	618	4.97%
Total borrowings	$1,020,127	$12,469	4.92%	$1,288,805	$16,286	5.08%	$1,181,362	$14,238	4.83%
Total interest-bearing liabilities	$11,675,306	$73,938	2.55%	$11,595,904	$70,606	2.45%	$11,368,858	$46,147	1.63%
Noninterest-bearing demand deposits	4,360,897			4,439,107			4,873,767
Other liabilities	375,629			347,573			336,210
Total liabilities	$16,411,832			$16,382,584			$16,578,835
Stockholders’ equity	2,907,521			2,896,307			2,863,046

Total liabilities and stockholders’ equity	$19,319,353			$19,278,891			$19,441,881

Net interest income		$139,124			$138,614			$153,667

Interest rate spread (2)			2.43%			2.43%			2.98%

Net interest margin (3)			3.25%			3.23%			3.54%

Supplemental Information
Total deposits, including demand deposits	$15,016,076	$61,469		$14,746,206	$54,320		$15,061,263	$31,909
Cost of total deposits			1.65%			1.48%			0.85%
Total funding liabilities, including demand deposits	$16,036,203	$73,938		$16,035,011	$70,606		$16,242,625	$46,147
Cost of total funding liabilities			1.85%			1.77%			1.14%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis was $1.2 million for both the three months ended June 30, 2024 and March 31, 2024, and $1.1 million for the three months ended and June 30, 2023, determined by applying the Company’s marginal tax rates in effect during each respective quarter.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Six Months Ended
	June 30, 2024			June 30, 2023
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$49,091	$880	3.60%	$172,569	$3,977	4.65%
Securities
Securities - trading	4,759	—	—%	4,292	—	—%
Securities - taxable investments	2,830,302	28,223	2.01%	3,094,263	30,890	2.01%
Securities - nontaxable investments (1)	190	4	4.23%	192	4	4.20%
Total securities	$2,835,251	$28,227	2.00%	$3,098,747	$30,894	2.01%
Loans held for sale	9,853	303	6.18%	2,727	73	5.40%
Loans
Commercial and industrial (1)	1,571,918	55,911	7.15%	1,652,527	56,023	6.84%
Commercial real estate (1)	8,111,748	206,526	5.12%	7,788,304	181,394	4.70%
Commercial construction	838,678	30,872	7.40%	1,089,311	33,679	6.23%
Small business	261,147	8,536	6.57%	226,479	6,720	5.98%
Total commercial	10,783,491	301,845	5.63%	10,756,621	277,816	5.21%
Residential real estate	2,423,126	52,555	4.36%	2,105,311	40,301	3.86%
Home equity	1,102,418	37,270	6.80%	1,091,707	33,638	6.21%
Total consumer real estate	3,525,544	89,825	5.12%	3,197,018	73,939	4.66%
Other consumer	30,844	1,202	7.84%	30,940	1,143	7.45%
Total loans	$14,339,879	$392,872	5.51%	$13,984,579	$352,898	5.09%
Total interest-earning assets	$17,234,074	$422,282	4.93%	$17,258,622	$387,842	4.53%
Cash and due from banks	178,032			180,047
Federal Home Loan Bank stock	44,157			29,749
Other assets	1,842,859			1,835,669
Total assets	$19,299,122			$19,304,087
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$5,166,103	$31,185	1.21%	$5,628,535	$16,898	0.61%
Money market	2,876,759	33,400	2.33%	3,143,355	22,724	1.46%
Time deposits	2,438,277	51,204	4.22%	1,462,929	14,962	2.06%
Total interest-bearing deposits	$10,481,139	$115,789	2.22%	$10,234,819	$54,584	1.08%
Borrowings
Federal Home Loan Bank borrowings	1,071,282	25,960	4.87%	685,626	16,220	4.77%
Junior subordinated debentures	62,858	2,287	7.32%	62,856	2,045	6.56%
Subordinated debentures	20,326	508	5.03%	49,909	1,235	4.99%
Total borrowings	$1,154,466	$28,755	5.01%	$798,391	$19,500	4.93%
Total interest-bearing liabilities	$11,635,605	$144,544	2.50%	$11,033,210	$74,084	1.35%
Noninterest-bearing demand deposits	4,400,002			5,045,694
Other liabilities	361,601			355,097
Total liabilities	$16,397,208			$16,434,001
Stockholders’ equity	2,901,914			2,870,086
Total liabilities and stockholders’ equity	$19,299,122			$19,304,087

Net interest income		$277,738			$313,758

Interest rate spread (2)			2.43%			3.18%

Net interest margin (3)			3.24%			3.67%

Supplemental Information
Total deposits, including demand deposits	$14,881,141	$115,789		$15,280,513	$54,584
Cost of total deposits			1.56%			0.72%
Total funding liabilities, including demand deposits	$16,035,607	$144,544		$16,078,904	$74,084
Cost of total funding liabilities			1.81%			0.93%
(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $2.4 million and $2.2 million for the six months ended June 30, 2024 and 2023, respectively.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statements have been reclassified to conform to the current year’s presentation.

APPENDIX A: NON-GAAP Reconciliation of Balance Sheet Metrics

(Unaudited, dollars in thousands, except per share data)

    The following table summarizes the calculation of the Company’s tangible common equity to tangible assets ratio and tangible book value per share, at the dates indicated:

	June 30 2024	March 31 2024	June 30 2023
Tangible common equity	(Dollars in thousands, except per share data)
Stockholders’ equity (GAAP)	$2,919,249	$2,884,208	$2,854,914	(a)
Less: Goodwill and other intangibles	1,000,233	1,001,698	1,006,609
Tangible common equity (Non-GAAP)	$1,919,016	$1,882,510	$1,848,305	(b)
Tangible assets
Assets (GAAP)	$19,411,037	$19,324,613	$19,400,931	(c)
Less: Goodwill and other intangibles	1,000,233	1,001,698	1,006,609
Tangible assets (Non-GAAP)	$18,410,804	$18,322,915	$18,394,322	(d)

Common Shares	42,469,867	42,452,457	44,130,901	(e)

Common equity to assets ratio (GAAP)	15.04%	14.92%	14.72%	(a/c)
Tangible common equity to tangible assets ratio (Non-GAAP)	10.42%	10.27%	10.05%	(b/d)
Book value per share (GAAP)	$68.74	$67.94	$64.69	(a/e)
Tangible book value per share (Non-GAAP)	$45.19	$44.34	$41.88	(b/e)

APPENDIX B: Non-GAAP Reconciliation of Earnings Metrics

(Unaudited, dollars in thousands)

    The following table summarizes the calculation of the Company’s return on average tangible common equity for the periods indicated:

	Three Months Ended			Six Months Ended
	June 30 2024	March 31 2024	June 30 2023	June 30 2024	June 30 2023
Net income (GAAP)	$51,330	$47,770	$62,644	$99,100	$123,891

Average common equity (GAAP)	$2,907,521	$2,896,307	$2,863,046	$2,901,914	$2,870,086
Less: Average goodwill and other intangibles	1,000,972	1,002,506	1,007,500	1,001,739	1,008,415
Tangible average tangible common equity (Non-GAAP)	$1,906,549	$1,893,801	$1,855,546	$1,900,175	$1,861,671

Return on average tangible common equity (Non-GAAP) (calculated by dividing annualized net income by average tangible common equity)	10.83%	10.15%	13.54%	10.49%	13.42%

APPENDIX C: Net Interest Margin Analysis & Non-GAAP Reconciliation of Core Margin

	Three Months Ended
	June 30, 2024			March 31, 2024
	Volume	Interest	Margin Impact	Volume	Interest	Margin Impact
	(Dollars in thousands)
Reported total interest earning assets	$17,223,604	$139,124	3.25%	$17,244,542	$138,614	3.23%
Acquisition fair value marks:
Loan accretion		(74)			(109)
CD amortization		—			9
		(74)	—%		(100)	—%

Nonaccrual interest, net		(131)	—%		(341)	(0.01)%

Other noncore adjustments	(4,020)	(499)	(0.01)%	(4,460)	(582)	(0.01)%

Core margin (Non-GAAP)	$17,219,584	$138,420	3.24%	$17,240,082	$137,591	3.21%